Exhibit 99.1

DATE: August 2, 2012

FOR IMMEDIATE RELEASE

Eastern Insurance Holdings, Inc. Announces Second Quarter 2012 Results

Lancaster, Pa. – Eastern Insurance Holdings, Inc. (“EIHI” or the “Company”) (NASDAQ: EIHI) today reported net income for the three months ended June 30, 2012 of $1.3 million, or $0.17 per diluted share, compared to net income of $2.0 million, or $0.25 per diluted share, for the same period in 2011. EIHI’s net income for the three months ended June 30, 2012 includes net realized investment losses of $0.10 per diluted share compared to net realized investment gains of $0.08 per diluted share for the same period in 2011.

“I am pleased to report another quarter of solid results in our workers’ compensation insurance business during 2012, including operating earnings of $0.27 per diluted share for the three months ended June 30, 2012,” said Michael L. Boguski, President and Chief Executive Officer. “I was particularly pleased with our 2012 second quarter consolidated and workers’ compensation insurance segment combined ratios of 94.2 percent and 91.6 percent, respectively. The favorable results were driven by solid growth in workers’ compensation insurance direct written premiums, positive audit premium, renewal rate increases and a reduction in our consolidated expense ratio. Workers’ compensation insurance direct written premium increased by 19.9 percent to $39.5 million for the three months ended June 30, 2012 compared to $32.9 million for the same period in 2011, driven by growth in each of our Mid-Atlantic, Southeast and Midwest regional offices. During the second quarter of 2012, the Company recorded additional audit premium of $1.1 million compared to $331,000 for the same period in 2011. We secured renewal rate increases of 3.9 percent in 2012 compared to 1.2 percent in 2011. Our consolidated expense ratio was 28.1 percent for the second quarter of 2012, which included a 0.6 point increase attributable to the change in accounting for deferred acquisition costs, compared to 29.8 percent for the same period in 2011. The reduction in the consolidated expense ratio is primarily attributable to growth in net earned premium, prudent expense management strategies, and an increase in Alternative Markets fee-based revenue, which is recorded as a reduction to underwriting expenses, partially offset by the 0.6 point increase attributable to the change in accounting for deferred acquisition costs.”

Boguski added, “I continue to be pleased with the progress on our 2012 strategic plan, including continued focus on organic growth and geographic diversification initiatives. “ParallelPay,” the Company’s pay-as-you-go initiative, continues to post impressive production results at favorable loss ratios. ParallelPay’s direct written premium was $5.6 million for the second quarter of 2012 compared to $4.5 million for the same period in 2011.”

Eastern Insurance Holdings, Inc. Quarterly Earnings Release

August 2, 2012

Net income (loss) and diluted earnings per share for the three months ended June 30, 2012 and 2011 consisted of the following (in thousands, except per share data):

	2012		2011
	Net Income (Loss)	Diluted Earnings Per Share	Net Income (Loss)	Diluted Earnings Per Share
Workers’ compensation insurance	$2,215	$0.28	$2,870	$0.36
Corporate and other	(869)	(0.11)	(880)	(0.11)

Net income	$1,346	$0.17	$1,990	$0.25

Weighted average fully diluted shares considered outstanding used to calculate diluted earnings per share for the three months ended June 30, 2012 and 2011 were 7,663,488 and 7,988,561, respectively.

Consolidated highlights for the second quarter include:

•

Revenue for the second quarter of 2012 increased to $38.8 million compared to $34.3 million for the same period in 2011. Net premiums earned were $38.7 million for the second quarter of 2012 compared to $32.2 million for the same period in 2011.

•	Net investment income was $1.1 million ($730,000 after-tax) for the three months ended June 30, 2012, compared to $908,000 ($641,000 after-tax) for the same period in 2011.

•

The change in equity interest in limited partnerships was income of $118,000 ($82,000 after-tax) for the three months ended June 30, 2012, compared to income of $95,000 ($69,000 after-tax) for the same period in 2011, an increase of $23,000.

•

Net realized investment losses, excluding the segregated portfolio cell reinsurance segment, were $1.2 million ($787,000 after-tax) for the three months ended June 30, 2012 compared to net realized investment gains, excluding the segregated portfolio cell reinsurance segment, of $945,000 ($631,000 after-tax) for the same period in 2011, which included convertible bond investment portfolio after-tax net realized investment losses of $525,000 and $255,000 for the three months ended June 30, 2012 and 2011, respectively. The Company accounts for changes in the estimated fair value of its convertible bond portfolio as a realized gain or loss.

Segment Operating Results

Workers’ Compensation Insurance

EIHI’s workers’ compensation insurance segment reported net income of $2.2 million for the second quarter of 2012, compared to $2.9 million for the second quarter of 2011. Highlights for the second quarter include:

•

Direct written premiums increased to $39.5 million for the three months ended June 30, 2012, compared to $32.9 million for the same period in 2011, an increase of 19.9 percent. Direct written premium includes premium ceded to the segregated portfolio cell reinsurance segment of $8.1 million and $7.5 million for the three months ended June 30, 2012 and 2011, respectively.

Eastern Insurance Holdings, Inc. Quarterly Earnings Release

August 2, 2012

•

Audit premium, which results from an examination of the policyholders’ payroll and other records, resulted in the recording of additional premium to the Company which increased net premiums earned by $1.1 million for the three months ended June 30, 2012 compared to $331,000 for the same period in 2011.

•	The combined ratio was 91.6 percent for the second quarter of 2012, compared to 90.4 percent for the same period last year.

•

The calendar period loss and LAE ratio was 67.1 percent and 66.5 percent for the three months ended June 30, 2012 and 2011, respectively. The calendar period loss and LAE ratio was impacted by additional audit premium to the Company of $1.1 million for the three months ended June 30, 2012, which decreased the 2012 loss and LAE ratio by 2.5 points compared to additional audit premium to the Company of $331,000 for the same period in 2011, which decreased the 2011 loss and LAE ratio by 0.9 points. There was no loss reserve development recorded on prior accident years in the workers’ compensation insurance segment for the three months ended June 30, 2012 and 2011.

•

The expense ratio was 24.4 percent for the three months ended June 30, 2012, which included a 0.7 point increase attributable to the change in accounting for deferred acquisition costs, compared to 22.7 percent for the same period in 2011.

Segregated Portfolio Cell Reinsurance

The segregated portfolio cell reinsurance segment has fifteen active programs. These programs produce fee-based revenue and segregated portfolio cell dividends for EIHI’s other business segments. Highlights for the second quarter include:

•

Direct premium assumed from the workers’ compensation insurance segment increased to $8.1 million for the three months ended June 30, 2012, compared to $7.5 million for the same period in 2011, an increase of 8.4 percent.

•

Fee-based revenue generated for EIHI’s other business segments by the segregated portfolio cell reinsurance segment was $1.3 million and $1.2 million for the three months ended June 30, 2012 and 2011, respectively.

•

The segregated portfolio cell dividend income for programs in which EIHI has an ownership interest was $234,000 for the three months ended June 30, 2012, compared to segregated portfolio cell dividend income of $270,000 for the same period in 2011.

Eastern Insurance Holdings, Inc. Quarterly Earnings Release

August 2, 2012

Corporate and Other

The corporate and other segment primarily includes corporate expenses and EIHI’s third party administration business. The corporate and other segment recorded a net loss of $869,000 for the three months ended June 30, 2012, compared to a net loss of $880,000 for the three months ended June 30, 2011. The slight decrease in the net loss is due primarily to a change in the Company’s internal organizational structure and a decrease in stock compensation expense offset by net realized investment losses of $602,000 for the three months ended June 30, 2012. Effective January 1, 2012, expenses related to the Company’s executive officers are included in the workers’ compensation insurance segment. Executive expenses included in the corporate/other segment for the three months ended June 30, 2011 totaled approximately $440,000. Stock compensation expense totaled $484,000 for the three months ended June 30, 2012, compared to $601,000 for the same period in 2011.

Financial Condition

Total assets were $365.9 million as of June 30, 2012. Shareholders' equity was $130.6 million as of June 30, 2012. During the second quarter of 2012, the Company repurchased 166,537 common shares at a total cost of $2.4 million, representing a weighted average price of $14.49 per share. As of June 30, 2012, EIHI’s book value per share and diluted book value per share were $16.50 and $16.15, respectively. Outstanding shares used to calculate book value per share and diluted book value per share were 7,910,609 and 8,989,297, respectively, as of June 30, 2012. The basic book value per share calculation includes the impact of restricted stock awards of 396,375 shares and warrants exercised of 180,291. The diluted book value per share calculation includes the additional dilutive impact of stock options to purchase 1,078,688 common shares, which have a weighted average exercise price of $13.60.

Conference Call with Investors

EIHI will hold a conference call with investors beginning at 10:00 a.m. Eastern Time on Friday, August 3, 2012 to review the Company’s 2012 second quarter results. The conference call will be available via a live webcast accessed through the Investor Relations section of www.eihi.com. The dial-in numbers for the conference call are as follows:

Live Call

877-317-6789 (Domestic)

412-317-6789 (International)

866-524-3159 (Canada)

A replay of the conference call will be available through August 20, 2012, at 877-344-7529 (domestic) and 412-317-0088 (international). The replay conference number for the conference call is 10016137. An online archive of the webcast will be available on the Investor Relations section of www.eihi.com.

Eastern Insurance Holdings, Inc. Quarterly Earnings Release

August 2, 2012

Consolidated Financial Results

Set forth in the tables below are the unaudited consolidated balance sheets as of June 30, 2012 and December 31, 2011 and unaudited statements of income for the three and six months ended June 30, 2012 and 2011.

Eastern Insurance Holdings, Inc. Quarterly Earnings Release

August 2, 2012

EASTERN INSURANCE HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(Unaudited, in thousands, except share and per share data)

	June 30 2012	December 31 2011
ASSETS
Investments:
Fixed income securities, at estimated fair value (amortized cost, $137,404; $128,619)	$142,311	$133,422
Convertible bonds, at estimated fair value (amortized cost, $17,231; $16,856)	18,163	17,574
Equity securities, at estimated fair value (cost, $18,972; $16,566)	20,563	17,629
Other long-term investments, at estimated fair value (cost, $8,100; $8,100)	10,657	10,209

Total investments	191,694	178,834

Cash and cash equivalents	42,574	52,448
Accrued investment income	1,041	972
Premiums receivable (net of allowance, $331; $225)	68,630	56,443
Reinsurance recoverable on paid and unpaid losses and loss adjustment expenses	18,690	15,720
Deferred acquisition costs	9,977	9,206
Deferred income taxes, net	1,849	1,768
Federal income taxes recoverable	1,427	731
Intangible assets	4,733	5,137
Goodwill	10,752	10,752
Other assets	14,498	13,668

Total assets	$365,865	$345,679

LIABILITIES
Reserves for unpaid losses and loss adjustment expenses	$111,521	$106,077
Unearned premium reserves	76,582	63,432
Advance premium	284	747
Accounts payable and accrued expenses	17,925	18,892
Ceded reinsurance balances payable	10,432	10,265
Segregated portfolio cell dividend payable	16,467	15,774
Policyholder dividends payable	2,103	2,233

Total liabilities	235,314	217,420

SHAREHOLDERS’ EQUITY
Series A preferred stock, par value $0, auth. shares – 5,000,000; no shares issued and outstanding	—	—
Common capital stock, par value $0, auth. shares – 20,000,000; issued – 11,927,714 and 11,786,014, respectively; outstanding – 7,910,609 and 7,935,446, respectively	—	—
Unearned ESOP compensation	(2,991)	(3,364)
Additional paid in capital	116,772	116,272
Treasury stock, at cost (4,017,105 and 3,850,568 shares, respectively)	(56,532)	(54,109)
Retained earnings	70,112	66,910
Accumulated other comprehensive income, net	3,190	2,550

Total shareholders’ equity	130,551	128,259

Total liabilities and shareholders’ equity	$365,865	$345,679

Eastern Insurance Holdings, Inc. Quarterly Earnings Release

August 2, 2012

EASTERN INSURANCE HOLDINGS, INC. AND SUBSIDIARIES

UNAUDITED STATEMENTS OF INCOME

(Unaudited, in thousands, except share and per share data)

	Three Months Ended		Six Months Ended
	June 30, 2012	June 30, 2011	June 30, 2012	June 30, 2011
Revenue:
Net premiums earned	$38,735	$32,207	$75,221	$62,085
Net investment income	1,064	908	2,014	1,934
Change in equity interest in limited partnerships	118	95	448	646
Net realized investment (losses) gains	(1,203)	975	488	1,805
Other revenue	71	79	155	262

Total revenue	$38,785	$34,264	$78,326	$66,732

Expenses:
Losses and loss adjustment expenses incurred	25,571	20,818	48,486	40,164
Acquisition and other underwriting expenses	4,473	3,308	9,905	6,726
Other expenses	6,208	6,044	11,896	11,933
Amortization of intangible assets	202	254	403	508
Policyholder dividends	39	306	223	619
Segregated portfolio dividend expense	389	663	1,385	1,188

Total expenses	36,882	31,393	72,298	61,138

Income before income taxes	1,903	2,871	6,028	5,594

Income tax expense	557	881	1,760	1,722

Net income	$1,346	$1,990	$4,268	$3,872

Earnings per share (EPS):
Basic shares outstanding	7,526,286	7,881,326	7,565,051	8,106,057
Basic EPS	$0.18	$0.25	$0.55	$0.47

Diluted shares outstanding	7,663,488	7,988,561	7,701,917	8,210,933
Diluted EPS	$0.17	$0.25	$0.54	$0.47

Eastern Insurance Holdings, Inc. Quarterly Earnings Release

August 2, 2012

Cautionary Statement

Some of the statements contained in this press release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expect,” “project,” “plan,” “intend,” “anticipate,” “believe,” “estimate,” “predict,” “potential” or “continue,” the negative of these terms or other similar terminology. Forward-looking statements are based on the opinions and estimates of management at the time the statements are made and are subject to certain risks and uncertainties that could cause actual results to differ materially from those anticipated in the forward-looking statements. No assurance can be given that management’s expectations, beliefs or projections will occur or be achieved or accomplished. Factors that could affect the Company’s actual results include, among others, the fact that our loss reserves are based on estimates and may be inadequate to cover our actual losses; the uncertain effects of emerging claim and coverage issues on our business; an inability to obtain or collect on our reinsurance protection; a downgrade in the A.M. Best rating of our insurance subsidiaries; the impact of extensive regulation of the insurance industry and legislative and regulatory changes; a failure to realize our growth strategies and investment objectives; the further deterioration in the fixed income and equity security markets, the effects of intense competition; the loss of one or more principal employees; the geographic concentration of our business; the failure of independent insurance brokers to adequately market our products; and other factors described in our filings with the U.S. Securities and Exchange Commission. Readers are cautioned not to place undue reliance upon these forward-looking statements, which speak only as of the date of this release. The Company undertakes no obligation to update any forward-looking statements.

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SOURCE:	Eastern Insurance Holdings, Inc.
CONTACT:	Kevin Shook, Executive Vice President, Treasurer and Chief Financial Officer
(717) 735-1660, kshook@eains.com